EXHIBIT 22.0

SUBSIDIARIES OF REGISTRANT

1)    EVANS OIL OF LOUISIANA, INC.
      100% Owned Subsidiary
      Incorporated in the State of Louisiana

2)    IN & OUT MINI MART, INC.
      100% Owned Subsidiary
      Incorporated in the State of Texas

3)    DIAMOND MINI MART, INC.
      100% Owned Subsidiary of In & Out Mini Mart, Inc.
      Incorporated in the State of Texas

4)    EVANS OIL COMPANY, INC.
      100% Owned Subsidiary
      Incorporated in the State of Texas

5)    EDCO, INC.
      19% Owned Subsidiary of Evans Systems, Inc.
      81% Owned Subsidiary of Evans Oil Company, Inc.
      Incorporated in the State of Texas

6)    WAY ENERGY SYSTEMS, INC.
      100% Owned Subsidiary
      Incorporated in the State of Delaware

7)    CHEMWAY SYSTEMS, INC.(1)
      100% Owned Subsidiary of Way Energy Systems, Inc.
      Incorporated in the State of Texas

8)    EDCO ENVIRONMENTAL SYSTEMS, INC.
      100% Owned Subsidiary
      Incorporated in the State of Texas

9) DISTRIBUTOR INFORMATION SYSTEMS CORPORATION 100% Owned Subsidiary Incorporated in the State of Texas



(1)  ChemWay Systems, Inc. was sold by the Company on December 29, 1998.


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